(1) INSEEGO CORP.

- and -

(2) CONVERGENCE CTSA PROPRIETARY LIMITED

SECOND Addendum
relating to
the share purchase agreement dated 24 February 2021

SECOND ADDENDUM relating to the share purchase agreement dated 24 February 2021

EXECUTION VERSION

EXECUTION VERSION

PARTIES:

(1)     INSEEGO CORP., a corporation incorporated in Delaware with registration number 6102479, which has its registered office at 108 West 13th Street, Wilmington, Delaware, United States of America and its corporate office at 9710 Scranton Road, Suite 200, San Diego, California, United States of America ("Seller"); and
(2)     CONVERGENCE CTSA PROPRIETARY LIMITED, a company incorporated in South Africa with registration number 2020/798225/07, which has its registered office at 2nd floor, 30 Jellicoe Avenue, Rosebank, Republic of South Africa ("Purchaser").
1.DEFINITIONS AND INTERPRETATION
1.1Save as defined herein or where inconsistent with the context, capitalised terms used in this Second Addendum shall have the meanings ascribed to such terms in the Share Purchase Agreement (as defined below) and the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings:
a."First Addendum" means the first addendum to the Share Purchase Agreement concluded between the Parties on or about 17 March 2021;
1.2"Parties" means the Seller and the Purchaser and "Party" means any one of them as the context indicates;
a."Second Addendum" means the second addendum contained in this agreement;
b."Share Purchase Agreement" means the share purchase agreement, relating to the sale and purchase of the entire issued share capital of the Company, entered into between the Parties on or about 24 February 2021, as amended by the First Addendum; and
1.3"Signature Date" means the date on which this Second Addendum is signed by the Party signing last in time.
2.INTRODUCTION
2.1The Seller and the Purchaser entered into the Share Purchase Agreement, in terms of which, inter alia, Purchaser will purchase, and the Seller will sell, the Sale Shares and Sale Claims, on the terms and subject to the conditions therein. The Share Purchase Agreement is subject to the fulfilment of a number of Suspensive Conditions.
2.2The Seller and the Purchaser entered into the First Addendum to record (i) certain amendments to the Share Purchase Agreement; and (ii) an extension of the Suspensive Condition in clause 3.1.2 of the Share Purchase Agreement.
2.3The Seller and the Purchase now wish to conclude this Second Addendum to (i) record extensions to the Suspensive Conditions contained in clauses 3.1.3 and 3.1.5 of the Share Purchase Agreement and (ii) amend the Drop Down MAC Date.

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EXECUTION VERSION
3.        EXTENSION OF DUE DATE FOR SATISFACTION OF SUSPENSIVE CONDITIONS
In terms of clause 3.3 of the Share Purchase Agreement, the Parties hereby agree to extend the date for satisfaction of:
1.the Suspensive Condition contained in clause 3.1.3 of the Share Purchase Agreement, with the effect that the Bank Guarantee is required to be issued by the Guarantor Bank by no later than 23h59 on 31 May 2021, and clause 3.1.3 of the Share Purchase Agreement shall be deemed to be amended accordingly;
2.the Suspensive Condition contained in clause 3.1.5.1 of the Share Purchase Agreement, with the effect that the Purchaser will be required to provide the confirmation contemplated therein by no later than 23h59 on 31 May 2021, and clause 3.1.5.1 shall be deemed to be amended accordingly; and
3.the Suspensive Condition contained in clause 3.1.5.2 of the Share Purchase Agreement, with the effect that the Purchaser will be required to provide the confirmation contemplated therein by no later than the Longstop Date, and clause 3.1.5.2 shall be deemed to be amended accordingly.
4.         AMENDMENTS TO SHARE PURCHASE AGREEMENT
In accordance with clause 21.4 of the Share Purchase Agreement, the Parties hereby agree to:
4.1delete the definition of "Drop Down MAC Date" contained in clause 1.1 of the Share Purchase Agreement in its entirety and to replace it with the following:
""Drop Down MAC Date" means the date on which all of the Suspensive Conditions, other than the Suspensive Conditions contemplated in clauses 3.1.5, 3.1.6 and 3.1.11, have been fulfilled or waived (if capable of waiver);"; and
4.2delete clause 4.1 of the Share Purchase Agreement in its entirety and to replace it with the following clause 4.1:
"4.1    If at any time after the Signature Date, but before Drop Down MAC Date, either Party (the "Discovering Party") becomes aware that a Material Adverse Change has occurred or is reasonably like to occur, the Discovering Party will notify the other Party of the occurrence or anticipated occurrence of the Material Adverse Change by delivering written Notice of the occurrence of such Material Adverse Change to the other Party ("MAC Notice") as soon as reasonably possible after becoming aware thereof, but in any event within 5 (five) Business Days of becoming aware of the Material Adverse Change or potential Material Adverse Change, but provided that no MAC Notice may be delivered after the Drop Down MAC Date.".
5.        EFFECTIVE DATE
This Second Addendum shall be effective as at the Signature Date.

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EXECUTION VERSION
6.    CONFIRMATION OF FULFILLED SUSPENSIVE CONDITIONS
The Parties hereby confirm that the Suspensive Conditions contained in the following clauses of the Share Purchase Agreement have been fulfilled in accordance with clause 3 of the Share Purchase Agreement:
(a)    clause 3.1.2;
(b)     clause 3.1.7;
(c)    clause 3.1.8;
(d)     clause 3.1.9
(e)    clause 3.1.10;
(f)     clause 3.1.12; and
(g)    clause 3.1.13.
7.    PROVISIONS OF SHARE PURCHASE AGREEMENT
7.1Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Second Addendum, all of the remaining terms and conditions of the Share Purchase Agreement shall mutatis mutandis continue in full force and effect.
7.2.Clause 1 (Definitions and Interpretation), Clause 17 (Confidentiality and Announcement), clause 18 (Dispute Resolution), clause 19 (Breach), clause 21 (General), clause 22 (Notices) and clause 23 (Governing Law) of the Share Purchase Agreement shall mutatis mutandis be incorporated and apply herein.
7.3.To the extent that there is any conflict or inconsistency between the provisions of the Share Purchase Agreement and this Second Addendum, the provisions of this Second Addendum shall prevail to the extent of the conflict or inconsistency.
8.         SIGNATURE
8.1.This Second Addendum is signed by the Parties on the dates and at the places indicated below.
8.2.This Second Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Second Addendum as at the date of signature of the Party last signing one of the counterparts.
8.3.The persons signing this Second Addendum in a representative capacity warrant their authority to do so.
8.4.The Parties record that it is not required for this Second Addendum to be valid and enforceable that a Party shall initial the pages of this Second Addendum and/or have its signature of this Second Addendum.

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EXECUTION VERSION

Signed for and on behalf of INSEEGO CORP. on 30 April 2021 by:	Signature	/s/ Kurt E. Scheuerman

	Name (block capitals)	KURT E. SCHEUERMAN
Director/authorised signatory

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EXECUTION VERSION

Signed for and on behalf of CONVERGENCE CTSA PROPRIETARY LIMITED on 30 April 2021 by:	Signature	/s/ Craig Wilson

	Name (block capitals)	CRAIG WILSON
Director/authorised signatory

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